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                                  EXHIBIT 8.3
        FORM OF PARTICIPATION AGREEMENT WITH CALVERT VARIABLE PORTFOLIOS
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                          FUND PARTICIPATION AGREEMENT

     This AGREEMENT is made this 29th day of March, 1995, by and between American United Life Insurance Company (R) (the "Company"), a life insurance company domiciled in Indiana, on its behalf and on behalf of the segregated asset accounts of the Company (the "Separate Accounts"); Acacia Capital Corporation (the "Fund"), a Maryland corporation; Calvert Distributors, Inc. ("Distributor") and Calvert Asset Management Corporation ("Adviser"), a Maryland corporation.

                                   WITNESSETH

     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interests ("shares"), each representing an interest in a separate portfolio of assets known as a "series" and each series has its own investment objective, policies, and limitations; and

     WHEREAS, the Fund is available to offer shares of one or more of its series to separate accounts of insurance companies that fund variable life insurance policies and variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund offers its shares in one or more series; and

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     WHEREAS,   the  Fund  has   obtained  an  order  from  the  SEC,   granting
Participating Insurance Companies,  separate accounts funding Variable Contracts
of  Participating  Insurance  Companies,   and  the  Fund  exemptions  from  the
provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and paragraph (b)(15) of each of Rules 6e-2 and 6e-3(T) under the 1940 Act, to the extent necessary to permit such persons to rely on the exemptive relief provided under paragraph (b)(15) of Rules 6e-2 and 6e-3(T), even though shares of the Fund may be offered to and held by separate accounts funding variable annuity contracts or scheduled or flexible premium variable life insurance contracts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, the Adviser is registered as an Investment Adviser with the SEC under the Investment Advisers Act of 1940 and with all of the states where registration is required; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company wishes to purchase shares of one or more of the Fund's series on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded

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by the Separate  Accounts,  and the  Distributor is authorized to sell shares of the Fund's series;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1. Sale of Fund Shares

     1.1. The Distributor agrees to sell to the Company those shares of the series offered and made available by the Fund and identified on Exhibit A ("Series") that the Company orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund.

     1.2. The Fund agrees to make available on each business day shares of the Series for purchase at the applicable net asset value per share by the Company
on   behalf   of  its   Separate   Accounts;   provided,   however,   that   the
Directors/Trustees of the Fund may refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors/Trustees, acting in good faith and
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in light of the  Directors/Trustees'  fiduciary  duties  under  applicable  law, necessary in the best interests of the shareholders of any Series.

     1.3. The Fund and the Distributor agree that shares of the Series of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Series being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. No shares of any Series will be sold directly to the general public.

     1.4. The Fund and the Distributor will not sell shares of the Series to any insurance company or separate account unless an agreement containing provisions substantially the same as this Agreement is in effect to govern such sales.

     1.5. Upon receipt of a request for redemption in proper form from the Company, the Fund agrees to redeem in cash any full or fractional shares of the Series held by the Company, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemptions shall be paid in federal funds ordinarily on the next business day following receipt by the Fund or its designee of the order for redemption; however the

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Fund  reserves the right to postpone  payment upon  redemption  consistent  with
Section 22(e) of the Act and any Rules thereunder.

     1.6. For purposes of Sections 1.1 and 1.5, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Separate Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. New York City time and the Fund receives notice of such order by 9:30 a.m. New York City time on the next following business day.

     1.7. The Company shall pay for shares of the Series on the business day next following the day that the Company places an order to purchase shares of the Series, except with respect to shares of any Series of the Fund ("Acquired Series") ordered by the Company for a Separate Account or any subaccount thereof in connection with an exchange or transfer from another Separate Account or another subdivision of a Separate Account under the Variable Contracts, Company shall pay for shares of the Acquired Series on the latter of (1) the next business day after an order to purchase the shares is made in accordance with
Section 1.1 hereof, or (2) on the same business day that the Separate Account or subdivision from which the exchange or transfer is being made receives payment from the investment company portfolio in which it invests. Payment shall be in federal funds transmitted by wire or by any other method mutually agreed upon by the parties hereto.

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     1.8.  Issuance  and  transfer of shares of the Series will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Company or the Separate Accounts unless otherwise agreed by the Fund. Fund and Distributor agree that shares ordered from the Fund will be recorded properly in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

     1.9. The Fund shall promptly furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of the Series. The Company hereby elects to reinvest in the Series all such dividends and distributions as are payable on a Series' shares and to receive such dividends and distributions in additional shares of that Series. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund shall instruct its recordkeeping agent to advise the Company on each business day of the net asset value per share for each Series as soon as reasonably practical after the net asset value per share is calculated, which is normally 6:30 p.m., New York City time, and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York City time.



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ARTICLE II.  Representations and Warranties

     2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under Indiana law and that it is taxed as an insurance company under Subchapter L of the Code.

     2.2. The Company represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the Indiana Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under Indiana law.

     2.3. The Company represents and warrants that the Variable Contracts issued by the Company or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

     2.4. The Company represents and warrants that each of the Separate Accounts
(1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.


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     2.5.  The Company  represents  that it  believes,  in good faith,  that the
Variable Contracts issued by the Company are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.

     2.6. The Company represents and warrants that any of its Separate Accounts that fund variable life insurance contracts and that are registered with the SEC as investment companies, rely on the exemptions provided by Rule 6e-2 or Rule 6e-3(T), or any successor thereto, under the 1940 Act.

     2.7. The Fund represents and warrants that it is duly organized as a corporation under the laws of Maryland, and is in good standing under applicable law.

     2.8. The Fund represents and warrants that the shares of the Series are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

     2.9. The Fund represents that it believes, in good faith, that the Series currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts, and that each Series has complied with such provisions since its commencement of operations.

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     2.10. The  Distributor  represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

ARTICLE III.  General Duties

     3.1. The Fund and Adviser shall take all such actions as are necessary to permit the sale of the shares of each Series to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Series sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund and Adviser shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Series. The Fund and Adviser shall register and qualify the shares of the Fund for sale in accordance with the laws of the various states to the extent deemed necessary by the Fund or the Distributor. The Fund and Distributor shall take all steps necessary to sell shares of the Fund in compliance with all applicable federal and state securities laws.

     3.2. The Fund and Adviser shall make every effort to maintain qualification of each Series as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Company immediately upon

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having a reasonable  basis for believing  that a Series has ceased to so qualify or that it might not so qualify in the future.

     3.3. The Fund and Adviser shall make every effort to enable each Series to comply with the requirements of Section 817, including the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts, and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Company immediately upon having a reasonable basis for believing that any Series has ceased or might cease to comply.

     3.4. Fund and Adviser agree that each Series of the Fund shall be managed consistent with its investment objective or objectives, investment policies, and investment restrictions as described in the Fund's prospectus and registration statement, as amended or modified from time to time.

     3.5. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Company, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the

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1933 Act, and obtaining all necessary  approvals to offer the Variable Contracts from state insurance commissioners.

     3.6. The Company shall make every reasonable effort to maintain the treatment of the Variable Contracts issued by the Company as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.7. The Company shall require that any persons who offer and sell the Variable Contracts issued by the Company do so in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

     3.8. The Distributor shall sell and distribute the shares of the Series of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

     3.9. A majority of the Board of Directors/Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("disinterested Directors/Trustees"),

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as defined by Section 2(a)(19) of the 1940 Act, except that if this provision of this Section 3.9 is not met by reason of the death, disqualification, or bona fide resignation of any Director/Trustee or Directors/Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Fund's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

     3.10. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     3.11. The Company shall, at least annually, submit to the Board of Directors/Trustees of the Fund such reports, materials or data as the
Directors/Trustees may reasonably request so that the Directors/Trustees may carry out the obligations imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board of Directors/Trustees.

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ARTICLE IV.  Potential Conflicts

     4.1. The Fund's Board of Directors/Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and
(2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Insurance Companies that invest in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund or any Series are being managed; or (e) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.

     4.2. The Company agrees that it shall be responsible for reporting any potential or existing conflicts to the Fund's Board of Directors/Trustees. The Company will be responsible for assisting the Board of Directors/Trustees of the Fund in carrying out its responsibilities under this Agreement, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Variable

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Contract Owner voting instructions are disregarded.  The Company shall carry out its responsibility under this Section 4.2 with a view only to the interests of the Variable Contract Owners.

     4.3. The Company agrees that in the event that it is determined by a majority of the Board of Directors/Trustees of the Fund or a majority of the Fund's disinterested Directors/Trustees that a material irreconcilable conflict exists, the Company shall, in cooperation with other Participating Insurance Companies whose Variable Contract owners are affected, at its own expense and to
the  extent  reasonably   practicable  (as  determined  by  a  majority  of  the
disinterested Directors/Trustees of the Board of the Fund), take whatever steps are necessary to eliminate the irreconcilable material conflict, including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Series and reinvesting such assets in a different investment medium, which may include another series of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., Contract Owners of Variable Contracts issued by one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority
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position or would preclude a majority  vote,  the Company shall be required,  at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The Fund shall neither be required to bear the costs of remedial actions taken to remedy a material irreconcilable conflict nor shall it be requested to pay a higher investment advisory fee for the sole purpose of covering such costs. In addition, no Variable Contract Owner shall be required directly or indirectly to bear the direct or indirect costs of remedial actions taken to remedy a material irreconcilable conflict. A majority of the disinterested members of the Board of Directors/Trustees of the Fund shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for any Variable Contract. A new funding medium for any Variable Contract need not be established by the Company pursuant to this Section 4.3, if an offer to do so has been declined by vote of a majority of Variable Contract Owners who would be materially and adversely affected by the irreconcilable material conflict. All reports received by the Fund's Board of Directors/Trustees of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies and the Fund's investment adviser of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Directors/Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request. The Company and the Fund

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shall carry out their  responsibilities  under this Section 4.3 with a view only to the interests of the Variable Contract Owners.

     4.4. The Board of Directors/Trustees of the Fund shall promptly notify the Company in writing of its determination of the existence of an irreconcilable material conflict and its implications.

ARTICLE V. Prospectuses and Proxy Statements, Voting

     5.1. The Company shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Company as required to be distributed to such Variable Contract Owners under applicable federal or state law.

     5.2. The Distributor shall provide the Company with as many copies of the current prospectus of the Fund as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy as defined by the Fund) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Variable Contracts issued by the Company and the current prospectus for the Fund. The Fund or Adviser shall
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bear the  expense of  printing  copies of its  current  prospectus  that will be distributed to existing Variable Contract Owners, and the Company shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Company.

     5.3. The Fund and the Distributor shall provide (1) at the Fund's expense, one copy of the Fund's current Statement of Additional Information ("SAI") to the Company and to any owner of a Variable Contract issued by the Company who requests such SAI, (2) at the Company's expense, such additional copies of the Fund's current SAI as the Company shall reasonably request.

     5.4. The Fund, at its expense, shall provide the Company with copies of its proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Company. The Fund, at the Company's expense, shall provide the Company with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy as defined by the Fund) and other assistance as reasonably necessary

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in  order  for  the  Company  to  print  such  shareholder   communications  for
distribution to owners of Variable Contracts issued by the Company.

     5.5. For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act ("Registered Separate Accounts"), the Company shall vote shares of each Series of the Fund held in Registered Separate Accounts or subaccounts thereof, at regular and special meetings of the Fund in accordance with instructions timely received by the Company (or its designated agent) from owners of Variable Contracts funded by such Registered Separate Accounts or subaccounts thereof having a voting interest in the Series. The Company shall vote shares of a Series of the Fund held in Registered Separate Accounts or subaccounts thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Accounts or subaccounts thereof that are not attributable to the Variable Contracts and owned beneficially by the Company (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Series from whom instructions have been timely received. The Company shall vote shares of each Series of the Fund held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, in its discretion or in the same proportion as the votes cast with respect to shares of the Series held in all Registered Separate Accounts of the

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Company or subaccounts  thereof, in the aggregate.  In the event that the Shared
Funding Exemptive Order requires all Participating Insurance Companies to calculate voting privileges in substantially the same manner, the Company agrees to take steps so that each Registered Separate Account or subaccount thereof investing in the Fund calculates voting privileges substantially in the manner
established   by  the  Fund,   provided  that  such  manner  is  reasonable  and
communicated to the Company by the Fund.

     5.6. To the extent applicable, the Fund shall disclose in its prospectus, in substance, that: (1) shares of the Series of the Fund are offered to affiliated or unaffiliated insurance company separate accounts which fund both annuity and life insurance contracts, (2) due to differences in tax treatment or other considerations, the interests of various Variable Contract Owners participating in the Fund or a Series might at some time be in irreconcilable conflict, and (3) the Board of Directors/Trustees of the Fund will monitor for any material irreconcilable conflicts and determine what action, if any, should be taken.

ARTICLE VI.  Sales Material and Information

     6.1. The Company agrees that neither it nor any of its affiliates shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement

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and prospectus may be amended or  supplemented  from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and/or by the Distributor or its designee, except with the prior permission of the Fund or its designee and/or the Distributor or its designee. The Parties agree that total return information of the Fund and its Series derived from the prospectus or Registration Statement of the Fund or from reports provided by the Fund or the Adviser, Distributor to the Company may be used by the Company in connection with the sale of the Variable Contracts without prior approval of the Fund or the Distributor, or their designees, and the Company shall be responsible for using such information in conformity with the information it is provided.

     6.2. Neither the Fund nor the Distributor nor the designee of either shall use any sales literature or other promotional material in which the Company or its Separate Accounts are named without the prior approval of the Company or its designee.

     6.3. The Fund and the Distributor agree that each and the affiliates of each shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the prior permission of the Company.

     6.4. The Fund will provide to the Company at least one complete copy of all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

     6.5. The Company will provide to the Fund at least one complete copy of all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Company or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Accounts promptly after the filing of such document with the SEC or other regulatory authority.

     6.6. For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE VII. Administration of Accounts

     7.1 Services to Owners of Variable Contracts shall be the responsibility of the Company and shall not be the responsibility of the Fund or the Distributor. These services include, but are not limited to:

     (a) providing information periodically to Contract Owners showing their interests in the Separate Accounts or subaccounts thereof that invest in the Fund or in any Series thereof;

     (b) addressing inquiries from Contract Owners relating to investing, exchanging or transferring, or redeeming interests under the Variable Contracts and the Separate Accounts or subaccounts or any Series thereof funding such Variable Contracts, which inquiries may relate to the Fund or a Series thereof;

     (c) providing explanations to Owners regarding Fund investment objectives and policies and other information about the Fund and its Series, including the performance of the Series;

     (d) forwarding shareholder communications from the Fund, including but not limited to shareholder reports containing annual and semi-annual financial statements of the Fund to Contract Owners;

     (e) delivering the Fund prospectus and supplements thereto to Owners whenever necessary under the Securities Act of 1933;

     (f) delivering any notices of shareholder meetings and proxy statements accompanying such notices in connection with general and special meetings of shareholders of the Fund under which Contract Owners may have voting rights, and helping tabulate the voting of Owners tendering voting instructions to the Company.

     7.2 The Fund and the Distributor recognize the Company as the sole shareholder of Fund shares issued under this Agreement and further recognize that Distributor, Adviser, and/or the Fund will derive a substantial savings in administrative expense because the Company will provide the services described above, thus allowing the Fund significant reductions in postage expense and shareholder communications and recordkeeping, by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, the Company shall be paid an amount equal to 0 basis points (0.00%) per annum of the average aggregate amount invested by the Company under this Agreement until $5 million has been invested, and then an amount equal to 7.5 basis points (0.075%) per annum of the average aggregate amount invested by the Company under this Agreement until $10 million has been invested, and then an amount equal to 10 basis points (0.10%) per annum of the average aggregate amount invested by the Company under this Agreement.

     7.3 For purposes of computing the payment to the Company contemplated by this Section VII, the average aggregate amount invested by Company over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during such month.

     7.4 The payment contemplated by this Section VII shall be calculated by the Fund, or the Distributor at the end of each calendar quarter and will be paid by the Distributor to the Company within ten (10) business days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amount payable by the Distributor and such other supporting data as may be reasonably requested by the Company.

ARTICLE VIII. Indemnification

8. 1. Indemnification By the Company

     8.1(a). The Company agrees to indemnify and hold harmless the Fund, each of its Directors/Trustees and officers, the Adviser, and the Distributor and each of the Directors/Trustees of the Adviser and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 8. 1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Company or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund: (1) for use in the registration statement or prospectus for the Variable Contracts issued by the Company or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise, (2) was contained in sales literature or other promotional material that has been approved by the Fund or its designee or by the Distributor or its designee for use in connection with the sale of such Variable Contracts or Fund shares, or (3) or otherwise in connection with the sale of the Variable Contracts or Fund shares; or

     (ii) arise out of or as a result of any statement or representation (other than statements or representations (1) contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control, (2) contained in the registration statement, prospectus, SAI, or sales literature for the Variable Contracts made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Distributor, or (3) in sales literature or other promotional material that has been approved by the Fund or its designee or the Distributor or its designee) or wrongful conduct of the Company or persons under the control thereof with respect to the sale or distribution of the Variable Contracts issued by the Company or the Fund shares; or

     (iii arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

     (iv) arise out of or result from the material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agree-ment by the Company;

except to the extent provided in Sections 8. 1 (b) and 8. 1 (c) hereof.

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares thereunder or the Variable Contracts issued by the Company or the operation of the Fund.

8.2. Indemnification By the Adviser/Distributor

     8.2(a). The Adviser and Distributor jointly and severally agree to indemnify and hold harmless the Company and each of its directors and officers and the Separate Accounts (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor, Adviser or the Fund or the designee of either by or on behalf of the
          Company: (1) for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise, (2) was contained in sales literature or other promotional material that has been approved by the Company or its designee for use in connection with the sale of the Variable Contracts or Fund shares, or (3) or otherwise for use in connection with the sale of the Variable Contracts issued by the Company or Fund shares; or

     (ii) arise out of or as a result of any statement or representation (other than statements or representations (1) contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor, Adviser, or persons under the control thereof, (2) contained in the registration statement, prospectus, SAI, or sales literature for the Fund made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company, or (3) in sales literature or other promotional material that has been approved by the Company or its designee) or wrongful conduct of the Fund, Adviser or Distributor or persons under their control with respect to the sale or distribution of the Variable Contracts or the Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by the Distributor, Adviser, or by or on behalf of the Fund; or

     (iv) arise out of or result from the material breach of any representation and/or warranty made by the Distributor, Adviser, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, Adviser, or the Fund, including but not limited to, compliance with the diversification requirements of
          Section 817(h) of the Code and qualification of each Series of the Fund as a Regulated Investment Company under Subchapter M of the Code;

except to the extent provided in Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Accounts.

     8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this
Indemnification Provision. In case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Fund shares hereunder or the Variable Contracts issued by the Company or the operation of the Separate Accounts provided that such litigation or proceedings relate to or affect the interests of the Fund or the Distributor.

ARTICLE IX. Applicable Law

     9.1.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the State of Indiana.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.    This Agreement shall terminate:

     (a) at the option of any party upon 90 days advance written notice to the other parties, unless a shorter time is agreed to by the parties to this Agreement; or

     (b)  at  the  option  of the  Company  if  shares  of the  Series  are  not reasonably available to meet the requirements of the Variable Contracts issued by the Company, as determined by the Company, and upon written notice by the Company to the other parties to this Agreement; or,

     (c) at the option of the Fund, Adviser, or the Distributor upon institution of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Fund, Adviser, or the Distributor shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (d) at the option of the Company upon institution of formal proceedings against the Fund, Adviser, or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company or series thereof for the corresponding shares of the Fund or a Series in accordance with the terms of the Variable Contracts for which those shares had been selected to serve as the underlying investment media; or

     (f) in the event any of the shares of a Series are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or

     (g) by any party to the Agreement upon a determination by a majority of the Directors/Trustees of the Fund, or a majority of its disinterested Directors/Trustees, that an irreconcilable material conflict exists; or

     (h) at the option of the Company if the Fund or a Series fails to meet the diversification requirements specified in Section 3.2 or 3.3 hereof; or

     (i) at the option of the Fund or the Distributor if the Variable Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Variable Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or

     (j) at the option of the Company upon any substitution of the shares of another investment company or series thereof for shares of the Fund or a Series of the

          Fund in accordance with the terms of the Contracts, provided that the Company has given at least 30 days prior written notice to the Fund or Distributor of the date of the substitution.

     (k) at the option of the Company upon a material breach of this Agreement or of any representation or warranty herein by the Fund, Adviser, or the Distributor, or at the option of the Fund. Adviser, or the Distributor upon a material breach of this Agreement or of any representation or warranty herein by the Company.

     10.2.Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 10.1(c) and (d) hereof. The Company shall give 30 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 10.1(e) hereof.

     10.3. Under the terms of the Variable Contracts, the Company reserves the right, subject to compliance with the law as then in effect, to make substitutions for the securities that are held by a Separate Account of Company under certain circumstances. The parties acknowledge that Company has the right to substitute other securities for the shares of the Fund or a Series thereof already purchased or to be purchased in the future if the shares of the Fund or any or all of the Series of the Fund should no longer be available for investment, or if, in the judgment of Company management, further investment in shares of the Fund or any or all of the Series thereof should become inappropriate in view of the purposes of the Contracts. Company will provide 30 days written notice to the Fund or to the Distributor prior to effecting any such substitution.

     10.4. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

ARTICLE XI.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Calvert Group
4550 Montgomery Ave., Suite 100ON
Bethesda, MD 20814

Attn: Legal Department

If to the Adviser:

Calvert Group
4550 Montgomery Ave., Suite IOOON
Bethesda, MD 20814

Attn: Legal Department

If to the Distributor:

Calvert Group
4550 Montgomery Ave., Suite 100ON
Bethesda, MD 20814

Attn: Legal Department


If to the Company:

American United Life Insurance Company
One American Square
P.O. Box 368
Indianapolis, Indiana 46206-0368


Attn:    Richard A. Wacker Associate General Counsel

ARTICLE XII.  Miscellaneous

     12.1. The Fund and the Company agree that if and to the extent Rule 6e-2 or 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and the Company shall each take such steps as may be necessary to comply with such Rule as amended or adopted in final form.

     12.2. It is understood that the name "American United Life Insurance Company," "AUL" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Company has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Company shall forthwith cease to use such name (or derivative or logo).

     12.3. It is understood that the name "Calvert" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Company has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Company shall forthwith cease to use such name (or derivative or logo).

     12.4. The parties agree that the names, addresses, and other information relating to the owners of the Variable Contracts or prospects for the sale of the Variable Contracts are the exclusive property of Company and may not be used by the Fund, Adviser, or Distributor without the written consent of the Company.

     12.5. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.6. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.7. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.8. This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement. For purposes of this provision, assignment shall be as defined in the Investment Company Act of 1940 and the rules thereunder.

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                                       38


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                              Acacia Capital Corporation



ATTEST:___________________________            By: _________________________
Name:                                         Name:    William M. Tartikoff
Title:                                        Title:   General Counsel

                                              Calvert Asset Management
                                              Corporation


ATTEST: __________________________            By: _________________________
Name:                                         Name: William M. Tartikoff
Title:                                        Title: General Counsel


                                              Calvert Distributors Inc.


ATTEST:___________________________            By:__________________________
Name:                                         Name: William M. Tartikoff
Title:                                        Title: General Counsel


                                              American United Life Insurance
                                              Company(R)

ATTEST:___________________________            By:__________________________
Name:                                         Name: Brian Sweeney
Title:                                        Title: V.P. Pension Marketing



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                                       39


                                    EXHIBIT A



The following series of Acacia Capital Corporation are "Series" for purposes of Section


1.1      of the Agreement:



Calvert Capital Accumulation Portfolio